                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material under Rule 14a-12

               TESSCO TECHNOLOGIES INCORPORATED
      -----------------------------------------------------------------------
               (Name of the Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------


                                  TESSCO TECHNOLOGIES INCORPORATED
[LOGO]                            11126 MCCORMICK ROAD, HUNT VALLEY, MARYLAND USA 21031

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                 JULY 20, 2000
--------------------------------------------------------------------------------

TO THE SHAREHOLDERS OF TESSCO TECHNOLOGIES INCORPORATED:

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of TESSCO Technologies Incorporated, a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters, 11126 McCormick Road, Hunt Valley, Maryland USA, on Thursday, July 20, 2000 at 10:00 a.m., local time, for the following purposes:

    1. To elect two directors for a three-year term ending at the Annual Meeting of Shareholders to be held in 2003 and until their respective successors are duly elected and qualify.

    2. To approve an amendment to the Company's 1994 Stock and Incentive Plan increasing by 300,000 the number of shares of the Company's Common Stock with respect to which awards may be granted at any time under the Plan.

    3. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 2001.

    4. To act upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

    The Board of Directors of the Company has fixed the close of business on June 2, 2000 as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of shareholders as of the record date will be available for inspection by shareholders at the Company's corporate headquarters during business hours for a period of ten days before the Annual Meeting.

    We invite your attention to the attached Proxy Statement and to the enclosed Annual Report of the Company for the fiscal year ended March 26, 2000.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          Mary Lynn Schwartz
                                          Corporate Secretary

Hunt Valley, Maryland
June 15, 2000

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

DIRECTIONS TO TESSCO'S GLOBAL LOGISTICS CENTER

FROM PITTSBURGH, PENNSYLVANIA

- Take I-70 East to I-695 toward Towson.
- Take I-83 North toward York.
- Take Shawan Road (Exit 20A) exit heading East.
- Turn right at first traffic light onto McCormick Road.
- Follow McCormick Road through one traffic light.
- Look on the right for a sign that reads "TESSCO."
- Turn in there. Welcome to TESSCO's Global Logistics Center.

FROM YORK, PENNSYLVANIA

- Take I-83 South toward Baltimore City.
- Take Shawan Road (Exit 20A) exit heading East.
- Turn right at first traffic light onto McCormick Road.
- Follow McCormick Road through one traffic light.
- Look on the right for a sign that reads "TESSCO."
- Turn in there. Welcome to TESSCO's Global Logistics Center.

FROM BALTIMORE CITY

- Take I-83 North toward York.
- Take Shawan Road (Exit 20A) exit heading East.
- Turn right at first traffic light onto McCormick Road.
- Follow McCormick Road through one traffic light.
- Look on the right for a sign that reads "TESSCO."
- Turn in there. Welcome to TESSCO's Global Logistics Center.

FROM WASHINGTON, D.C.

                                     [LOGO]
- Take I-495 Beltway to I-95 North toward Baltimore.
- Take I-695 (Exit 49B) West toward Towson.
- Take I-83 North toward York.
- Take Shawan Road (Exit 20A) exit heading East.
- Turn right at first traffic light onto McCormick Road.
- Follow McCormick Road through one traffic light.
- Look on the right for a sign that reads "TESSCO."
- Turn in there. Welcome to TESSCO's Global Logistics Center.

FROM BWI AIRPORT

- From BWI Airport, take I-195 West.
- Take I-95 North toward Baltimore.
- Take I-695 West (Exit 49B) toward Towson.
- Take I-83 North toward York.
- Take Shawan Road (Exit 20A) exit heading East.
- Turn right at first traffic light onto McCormick Road.
- Follow McCormick Road through one traffic light.
- Look on the right for a sign that reads "TESSCO."
- Turn in there. Welcome to TESSCO's Global Logistics Center.

FROM NEW JERSEY

- Take I-95 South toward Baltimore.
- Take I-695 West toward Towson.
- Take I-83 North toward York.
- Take Shawan Road (Exit 20A) exit heading East.
- Turn right at first traffic light onto McCormick Road.
- Follow McCormick Road through one traffic light.
- Look on the right for a sign that reads "TESSCO."
- Turn in there. Welcome to TESSCO's Global Logistics Center.

                                            TESSCO TECHNOLOGIES INCORPORATED
                  [LOGO]                    Global Logistics Center
                                                  11126 McCormick Road
                                                  Hunt Valley, Maryland 21031
                                                  Phone: 410-229-1000

                        TESSCO TECHNOLOGIES INCORPORATED
                              11126 MCCORMICK ROAD
                        HUNT VALLEY, MARYLAND USA 21031

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is being furnished to shareholders of TESSCO Technologies Incorporated, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders to be held at the Company's corporate headquarters, 11126 McCormick Road, Hunt Valley, Maryland, on Thursday,
July 20, 2000 at 10:00 a.m., local time, and at any adjournment or postponement thereof.

SOLICITATION

    The solicitation of proxies is being made primarily by mail, but directors, officers and employees may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Innisfree M&A Incorporated to assist in the solicitation of proxies at a cost to the Company not to exceed $6,500. In addition, the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

    This Proxy Statement and the accompanying form of proxy are being sent to shareholders on or about June 15, 2000.

REVOCATION OF PROXIES

    A proxy may be revoked at any time before its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

    The Board of Directors of the Company has fixed the close of business on June 2, 2000 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting. On the record date, the Company had outstanding 4,479,128 shares of Common Stock, $0.01 par value per share. Each share of Common Stock entitles the holder to one vote on each matter to be voted on at the Annual Meeting. There is no cumulative voting for the election of directors.

    The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

    All outstanding shares of the Company's Common Stock represented by properly executed and unrevoked proxies received in time for the Annual Meeting will be voted. A shareholder may, with respect to the election of directors (i) vote "FOR" the election of all named director nominees, (ii) "WITHHOLD AUTHORITY" to vote for all named director nominees, or (iii) vote for the election of all director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by striking a line through such nominee's name on the proxy. A shareholder may, with respect to each other matter specified in the notice of meeting (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter, or
(iii) "ABSTAIN" from voting on the matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to shareholders. If no instructions are given, the shares will be voted FOR the election of the named director nominees, FOR the amendment to the Company's 1994 Stock and Incentive Plan, and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants.

    A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted by the shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Common Stock held in street name on certain matters in the absence of instructions from the beneficial owner of the Common Stock. These "nonvoted shares," i.e., shares subject to a proxy which are not being voted with respect to a particular matter, will be considered shares not present and entitled to vote on such matter, although these shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

REQUIRED VOTE

    The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect directors. Accordingly, if a quorum is present at the Annual Meeting, the two persons receiving the greatest number of votes will be elected to serve as directors. Therefore, withholding authority to vote for a director(s) and "nonvoted shares" with respect to the election of directors will not affect the outcome of the election of directors. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to approve each matter other than the election of directors. Under Delaware law, abstentions with respect to matters other than the election of directors are generally considered as shares entitled to vote and thus have the same effect as a vote against such matter. "Nonvoted shares" with respect to any such matter will not be considered as entitled to vote on the matter and thus will not affect the determination of whether the matter is approved.

    The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Delivery of an executed proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof. Proxies solicited by means of this proxy statement will be tabulated by inspectors of election designated by the Board, who will not be employees or directors of the Company or any of its affiliates.

                    PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1:  ELECTION OF DIRECTORS

    The Company's Bylaws provide that the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, and each class having a three-year term. Each year the directors in one class are elected to serve for a term of three years. The Board of Directors is currently composed of six members. One class of directors, consisting of John D. Beletic and Morton F. Zifferer, Jr., has a term of office expiring at the Annual Meeting and until their successors are elected and qualify. Messrs. Beletic and Zifferer have each been nominated for a three-year term expiring at the Annual Meeting of Shareholders in 2003 and until their successors are elected and qualify. In the event that either nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NAMED DIRECTOR NOMINEES.

    Set forth below is information concerning the nominees for election and those directors whose terms continue beyond the date of the Annual Meeting.

NOMINEES FOR DIRECTOR FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

    JOHN D. BELETIC, age 48, has been a director of the Company since
July 1999, at which time he was appointed by the Board to fill the vacancy created upon the resignation of Martin L. Grass. He is Chairman and Chief Executive Officer of Weblink Wireless Inc., an advanced messaging and traditional paging services company, which he joined in 1992. In addition, he serves as a director of Tritan PCS Inc. and the Personal Communications Industry Association.

    MORTON F. ZIFFERER, JR., age 52, has been a director of the Company since November 1993. He has served as Chairman, President and Chief Executive Officer of New Standard Corporation, a metal products manufacturer, since 1983.

DIRECTORS CONTINUING IN OFFICE

    Directors whose term will expire at the 2001 Annual Meeting:

    JEROME C. EPPLER, age 76, has been a director of the Company since 1985. He is the owner of Eppler & Company, a private financial advisor.

    DENNIS J. SHAUGHNESSY, age 53, has been a director of the Company since 1989. He has served as Managing Director of Grotech Capital Group, Inc. since 1989. Mr. Shaughnessy is also currently a member of the Board of Directors of FTI Consulting, Inc. and U.S. Vision, Inc.

    Directors whose term will expire at the 2002 Annual Meeting:

    ROBERT B. BARNHILL, JR., age 56, has been President and Chief Executive Officer of the Company since 1982, and of its predecessor since 1975.
Mr. Barnhill has been a director of Company since 1982, and of its predecessor since 1967, and has been Chairman of the Board since November 1993.

    BENN R. KONSYNSKI, PH.D., age 49, has been a director of the Company since November 1993. He has been the George S. Craft Professor of Business Administration for Decision and Information Analysis at the Goizueta Business School of Emory University since April 1992. From 1987 to April 1992,
Dr. Konsynski was a professor at the School of Business of Harvard University. He has been a consultant to the Company since 1989. Dr. Konsynski also serves as a director of Harbinger Corporation.

BOARD COMMITTEES AND MEETINGS

    The Board of Directors has an Audit Committee consisting of Messrs. Eppler, Konsynski and Zifferer, and a Compensation Committee consisting of Messrs. Beletic, Shaughnessy and Zifferer. The Board of Directors does not have a nominating committee.

    The Audit Committee is primarily concerned with the effectiveness of the audits of the Company by the Company's independent auditors. Its duties include recommending the selection of independent auditors, reviewing the scope of audits conducted by them, as well as the results of their audits, and reviewing the organization and scope of the Company's internal system of accounting and financial controls. The Audit Committee met two times during fiscal 2000.

    The Compensation Committee is responsible for the overall administration of the Company's compensation policies and practices, including the recommendation of compensation for officers and employees of the Company and for matters relating to compensation plans and arrangements. In addition, the Compensation Committee approves awards under and administers the Company's Employee Incentive Stock Option Plan and 1994 Stock and Incentive Plan. The Compensation Committee met three times during fiscal 2000.

    The Board of Directors met four times during fiscal 2000. No director serving on the Board as of the end of fiscal year 2000 has attended fewer than 75% of the total number of meetings of the Board and of the Committees of which he was a member during fiscal 2000.

DIRECTOR COMPENSATION

    Effective August 1999, in consideration for services on the Board, each non-employee Director of the Company is paid $1,000 per calendar month plus $500 for each meeting of the Board or Committee of the Board that he or she attends (or $250 when he or she participates telephonically); provided that no additional fees are paid in respect of meetings of Committees of the Board held on the same days as and in connection with meetings of the Board. Each non-employee Director may elect to receive shares of the Company's Common Stock in lieu of cash for the foregoing fees, and is also separately reimbursed for reasonable out-of-pocket expenses incurred in connection with his or her attendance at Board or Committee meetings.

    In addition to cash compensation during fiscal year 2000, Mr. Beletic received an option to purchase 10,000 shares of the Company's Common Stock exercisable over a term of six years at $21.63 per share.

PROPOSAL 2:  APPROVAL OF AMENDMENT NO. 4 TO 1994 STOCK AND INCENTIVE PLAN
             INCREASING BY 300,000 THE NUMBER OF SHARES WITH RESPECT TO WHICH AWARDS MAY BE GRANTED

INTRODUCTION

    The Company's 1994 Stock and Incentive Plan provides for the grant or award of stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units and other "performance awards", which may or may not be denominated in shares of Common Stock or other securities of the Company. Stock options granted under the 1994 Plan may be either "incentive stock options" ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986 or so-called nonqualified options. The purpose of the 1994 Plan is to attract and retain outstanding employees and other key personnel through the incentives of stock ownership and monetary payments. All key employees of the Company, including officers, are eligible to receive awards under the 1994 Plan. Non-employee Directors of the Corporation may also receive awards under the 1994 Plan, provided that awards in respect of not more than 50,000 shares in the aggregate may be granted to such Directors. The 1994 Plan was approved by the Board of Directors in January 1994 and thereafter by the shareholders. Amendment No. 1 to the Plan, approved by the Board and adopted by the shareholders in 1996, increased the maximum number of shares available for award at any time under the Plan by 239,500, to 572,500. Amendment No. 2 to the Plan, approved by the Board and adopted by the shareholders in 1999, increased the maximum number of shares available for award at any time under the Plan by 300,000, to 872,500. Amendment No. 3 to the Plan, also approved by the Board and adopted by the shareholders in 1999, authorized the grant of awards to non-employee Directors, provided that aggregate number of shares for which such awards may be granted does not exceed 50,000 at any time and that such grants are approved by a majority of disinterested Directors.

AMENDMENT NO. 4 TO 1994 STOCK AND INCENTIVE PLAN

    As of June 2, 2000, options covering a total of 799,500 shares of Common Stock were granted under the 1994 Plan and either had been exercised or remained outstanding (i.e., had not lapsed, been cancelled or expired), leaving only 73,000 shares available for future award under the 1994 Plan. The weighted average exercise price of all outstanding options under the 1994 Plan was $21.64 as of June 2, 2000, and the weighted average exercise price of all outstanding options of the Company as of that date was $19.13. The June 2, 2000 closing sale price of the Company's Common Stock on the NASDAQ National Market was $21.00. Other than the 73,000 shares available for future award under the 1994 Plan, no shares are available for award under other existing stock-based compensation plans of the Company. The Board has approved an amendment to the 1994 Plan to increase the maximum number of shares with respect to which awards may be granted at any time under the Plan by 300,000 shares, to 1,172,500. If the amendment to the Plan is approved, then (as of June 2, 2000) there will be a total of 373,000 shares available for future award under the 1994 Plan.

    The Board of Directors believes that an increase in the maximum number of shares with respect to which awards may be granted at any time under the 1994 Plan is necessary to enable the Company to attract, retain and motivate qualified executives and other key contributors. The Company's approach to attracting and retaining talented persons has included compensation packages that provide incentives designed to align these persons' interests with those of the shareholders generally. The Board believes that such a stock-option-based program has been extremely important to its efforts to attract and retain qualified persons. The Board of Directors believes that granting options more closely aligns a recipient's interest with the Company's stock market performance.

MATERIAL FEATURES OF THE 1994 STOCK AND INCENTIVE PLAN

    The 1994 Stock and Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1994 Plan, the Compensation Committee has the authority to designate participants, determine the types of awards to be granted, the number of shares to be covered by each award, and any other terms and conditions of the awards, including vesting requirements. Awards generally terminate upon the earlier of
(a) termination of employment or other engagement for any reason other than death, retirement or disability, (b) twelve months after the employee's "normal retirement date" as defined in the Company's Retirement Savings Plan, or
(c) twelve months after the date of a recipient's death with respect to options and SARs to the extent exercisable at the time of the recipient's death. The 1994 Plan provides that, in the event of retirement, disability or death, any restriction applicable to a restricted stock award will be removed on a pro rata basis in accordance with the portion of the restricted period which has expired as of the date of retirement, disability or death, as applicable, and that the Compensation Committee may, in its discretion, remove any restriction applicable to a performance award. Although the Compensation Committee determines the prices at which options and other awards may be exercised under the 1994 Plan, the exercise price of an "incentive stock option" must be at least 100% of the fair market value (as determined under the terms of the 1994 Plan) of a share of Common Stock on the date of grant.

    At present, the maximum number of shares of Common Stock with respect to which awards may be granted at any time under the 1994 Plan is 872,500. Of this number, options for 112,480 shares have been granted and exercised and options for 687,020 shares have been granted and remain outstanding (i.e., have not lapsed, been cancelled or expired) as of June 2, 2000, leaving only 73,000 shares available for future award under the Plan as of that date. If Amendment No. 4 to the Plan is approved, an additional 300,000 shares would become available for future award under the 1994 Plan, bringing the total available for future award (as of June 2, 2000) to 373,000. No awards may be made under the 1994 Plan after April 12, 2004.

    As noted above, the Compensation Committee is authorized under the Plan to determine the terms and conditions applicable to options and other awards granted under the Plan, including vesting requirements. It is currently anticipated that, at the time of grant, options granted under the Plan will generally include terms providing that they will vest and become exercisable based upon the length of the recipient's employment with the Company following the date of grant, without regard to other factors.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of the U.S. federal income tax consequences of awards made under the 1994 Plan. This summary is intended for general information only, and state and local income tax consequences are not discussed and vary from locality to locality.

    STOCK OPTIONS. A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income, subject to income tax withholding, upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant generally will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO during employment or within three months after termination of employment (or one year in the case of disability). If the shares acquired by exercise of an ISO are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of by sale within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

    SARS. A participant generally will not recognize any taxable income upon the grant of a SAR. A participant will recognize compensation taxable as ordinary income, subject to income tax withholding, upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction.

    RESTRICTED STOCK. A participant will not recognize taxable income at the time of the grant of shares of restricted stock that are not transferable and are subject to a substantial risk of forfeiture, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time restricted stock is granted. If such an election is not made, the participant will recognize ordinary taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by the Company as compensation expense, except to the extent that the limit of
Section 162(m) of the Internal Revenue Code applies (as described below). In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and before the time the restriction lapses, will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

    SECTION 162(M) OF THE CODE. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed to deduct each year for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers. However, certain types of compensation paid to such executives are not subject to the $1 million deduction limit. One such type is "performance-based" compensation. To qualify as performance-based compensation, the following requirements must be satisfied: (i) the performance goals must be determined by a committee consisting solely of two or more "outside directors,"
(ii) the material terms under which the compensation is to be paid, including the nature of the performance goals, must be disclosed to and approved by a majority of the corporation's shareholders in a separate vote before payment, and (iii) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation is made. Based on regulations issued by the United States Department of the Treasury which explain these requirements, certain compensation under the 1994 Plan, such as that payable with respect to options, SARs and restricted stock, could be subject to the $1 million deduction limit under Section 162(m) of the Code.

AMENDMENT OF 1994 STOCK AND INCENTIVE PLAN

    In general, the Board of Directors may amend the 1994 Plan in any respect that does not adversely affect an award granted and then outstanding under the 1994 Plan. Shareholder approval is, however, required for any amendment to the 1994 Plan that (i) except in limited circumstances, increases the maximum number of shares for which awards may be made under the Plan, (ii) reduces the exercise price at which options may be granted or otherwise materially increases the benefits accruing to participants under the Plan, or (iii) materially modifies the requirements as to eligibility for participation in the Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1994 STOCK AND INCENTIVE PLAN TO INCREASE BY 300,000 THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK WITH RESPECT TO WHICH AWARDS MAY BE GRANTED AT ANY TIME THEREUNDER.

PROPOSAL 3:  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected the firm of Arthur Andersen LLP to serve as independent public accountants for the fiscal year ending April 1, 2001, subject to the ratification of such appointment by the shareholders. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2001.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

    The following table sets forth information regarding the ownership of Common Stock of the Company as of June 2, 2000 by (i) all shareholders known by the Company to beneficially own more than five percent of the Common Stock,
(ii) each director and each Named Executive Officer, and (iii) all directors and executive officers as a group.

                                                                 AMOUNT AND NATURE        PERCENT
NAME OF BENEFICIAL OWNER                                     OF BENEFICIAL OWNERSHIP(1)   OF CLASS
------------------------                                     --------------------------   --------
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Robert B. Barnhill, Jr. (2)................................               1,061,515         23.7
John D. Beletic............................................                   2,000         *
Jerome C. Eppler (3)(4)....................................                  21,000         *
Benn R. Konsynski, Ph.D. (4)...............................                  31,000         *
Dennis J. Shaughnessy (4)..................................                  19,275         *
Morton F. Zifferer, Jr. (4)................................                  31,000         *
Richard A. Guipe...........................................                      --         *
Douglas A. Rein............................................                      --         *
Mary Lynn Schwartz.........................................                     352         *
Robert C. Singer...........................................                      --         *
Randolph S. Wilgis (5).....................................                  10,503         *

All directors and executive officers as a group (11
  persons) (6).............................................               1,176,645         26.3

OTHER PRINCIPAL SHAREHOLDERS:

GeoCapital, LLC (7)........................................                 391,000          8.7
Nicholas Company, Inc. (8).................................                 353,500          7.9

------------------------

*   Less than 1% of the outstanding Common Stock.

(1) Unless otherwise noted, each person exercises sole (or shares with a spouse or other immediate family member) voting and dispositive power as to the shares reported. Persons are deemed to beneficially own shares which they have the right to acquire beneficial ownership of within 60 days. Shares subject to options exercisable within 60 days are deemed outstanding for computing the percentage of the outstanding shares held by the person holding such options, but not for computing the percentage of shares held by any other person.

(2) Includes 150,000 shares held by Mr. Barnhill's spouse and children; 208,000 shares subject to currently exercisable stock options; and 10,000 shares held by a private charitable foundation of which Mr. Barnhill and his spouse are the sole directors. Mr. Barnhill disclaims beneficial ownership over the shares held by the foundation. Mr. Barnhill's address is 11126 McCormick Road, Hunt Valley, Maryland 21031.

(3) Includes 20,000 shares held by a trust under which Mr. Eppler is sole beneficiary.

(4) Includes 1,000 shares subject to a currently exercisable stock option.

(5) Includes 8,000 shares subject to curently exercisable stock options

(6) Includes 220,000 shares subject to currently exercisable stock options.

(7) Derived from Amendment No. 3 to Schedule 13G filed by GeoCapital LLC ("GeoCapital") on February 8, 2000. GeoCapital's address is 767 Fifth Avenue, New York, N.Y. 10153.

(8) Derived from Amendment No. 2 to Schedule 13G filed by Albert O. Nicholas, Nicholas Company, Inc., and Nicholas Limited Edition, Inc. ("Nicholas") on January 28, 2000. Nicholas' address is 700 North Water Street, Milwaukee, Wisconsin 53202.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

    The following table summarizes the compensation awarded to, earned by, or paid to the Company's Chief Executive Officer during fiscal 2000, 1999 and 1998 and the other executive officers for whom such reporting is required during fiscal 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                     ANNUAL COMPENSATION     -------------
                                         FISCAL    -----------------------      OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY($)   BONUS($)(1)   (# OF SHARES)   COMPENSATION ($)
---------------------------             --------   ---------   -----------   -------------   ----------------
Robert B. Barnhill Jr.................    2000      307,693      150,000        40,000            33,855(2)
  Chairman of the Board,                  1999      240,000           --        40,000            31,954(2)
  President and Chief Executive           1998      240,000           --        40,000            30,868(2)
  Officer

Richard A. Guipe......................    2000      175,769       70,000        32,000             1,874(3)
  Senior Vice President of Sales          1999      170,000           --            --             1,020(3)
  and Market Development                  1998      170,000           --            --            22,955(4)

Douglas A. Rein.......................    2000      131,868       28,333        50,000            29,415(5)
  Senior Vice President of
  Fulfillment and Operations

Mary Lynn Schwartz....................    2000      154,769       40,000         7,000             1,658(3)
                                          1999      133,853           --        30,000                --
  Senior Vice President, Chief            1998       36,547        3,000        15,000                --
  Administrative Officer and
  Corporate Secretary

Robert C. Singer......................    2000       95,385       20,000        50,000                --(6)
  Senior Vice President and
  Chief Financial Officer

Randolph S. Wilgis....................    2000      160,846      100,000        26,000             1,697(3)
  Senior Vice President of New            1999      121,442           --            --               729(3)
  Business Development                    1998       62,477       56,819        10,000               531(3)

------------------------

(1) Represents bonuses paid pursuant to the Company's Officers' Value Share Program, described below.

(2) Includes (i) premiums in the amount of $12,500 for a life insurance policy;
    (ii) premiums in the amount of $17,995 for a split-dollar life insurance policy arrangement with the Company; and (iii) $373, $1,459 and $3,360 allocated to Mr. Barnhill's Retirement Savings Plan account in fiscal 1998, 1999, and 2000, respectively. Does not include a contribution by the Company of $47,377, $40,995 and $40,995 for 1998, 1999 and 2000, respectively, to a supplemental executive retirement plan for Mr. Barnhill. See "Employment Agreement."

(3) Represents amounts allocated to the Retirement Savings Plan accounts of Messrs. Guipe and Wilgis and Ms. Schwartz.

(4) Represents relocation expenses of $22,406 and $549 allocated to Mr. Guipe's Retirement Savings Plan account.

(5) Represents relocation expenses. Mr. Rein joined the Company in July 1999.

(6) Mr. Singer joined the Company in October 1999.

EMPLOYMENT AGREEMENTS

    In March 1994, the Company entered into an employment agreement with Mr. Barnhill providing for his employment as Chairman of the Board, President and Chief Executive Officer at a minimum annual base salary of $240,000, and cash bonuses in accordance with the Company's Officers' Value Share Plan. This plan is designed to reward the Company's officers based upon the growth in the Company's earnings and improvement in other key corporate performance measures. The employment agreement provides for an initial term of three years, and unless the Board of Directors notifies Mr. Barnhill otherwise before the end of any calendar year, the term of the agreement automatically renews daily for the succeeding three-year period. In August 1999, the Compensation Committee of the Board of Directors increased Mr. Barnhill's annual base salary to $350,000. In April 2000, the Compensation Committee of the Board of Directors further increased Mr. Barnhill's annual base salary to $450,000.

    The employment agreement also provides for the establishment of a supplemental executive retirement plan, which will provide Mr. Barnhill with a $75,000 annual pension benefit payable on Mr. Barnhill's retirement, termination of employment for reasons other than cause (as defined in the employment agreement) or attainment of age 62. The employment agreement also provides for
(i) a $2,000,000 split-dollar life insurance policy on Mr. Barnhill and his spouse and (ii) a long-term disability policy providing Mr. Barnhill with a benefit equal to not less than 70% of his annual base salary.

    In the event of the termination of Mr. Barnhill's employment for certain reasons, including death, disability or a termination resulting from a change in control of the Company (as defined in the employment agreement), the employment agreement provides for payment to Mr. Barnhill, when and as due, of the total salary payable to him for the next three years, plus bonuses to which he would have been entitled had he remained in the employ of the Company during the three-year period. In addition, Mr. Barnhill would be entitled to receive the employee benefits he would have received during such three-year period or an after-tax payment in an amount equal to the value of such benefits.

    In January 1996, the Company also adopted a stock compensation program for the Chief Executive Officer, pursuant to which Mr. Barnhill is each quarter granted an option to purchase 10,000 shares of Common Stock at an exercise price equal to not less than the market value of the Company's Common Stock on the date of grant. All of these options have a term of ten years and generally become exercisable over a five year period following the date of grant, provided that Mr. Barnhill remains employed by the Company.

    The Company is also party to employment letter agreements with each of Messrs. Rein and Singer, pursuant to which Mr. Rein was retained as Senior Vice President of Operations and Fulfillment and Mr. Singer was retained as Senior Vice President and Chief Financial Officer, at annual base salaries of $200,000 each. Messrs. Rein and Singer are also entitled to receive performance based bonuses, in accordance with the Company's Officers' Value Share Plan. The employment letter agreements also each provide for severance payments of between six and nine months salary, depending upon the date of termination of employment, in the event that their employment is terminated by the Company "without good cause" or by them for "good reason", as such terms are defined in the respective employment letter agreements.

PROFIT-SHARING PLAN

    The Company has a 401(k) profit-sharing plan that covers all eligible employees. Under the 401(k) plan, participants are permitted to make salary reduction contributions equal to a percentage of annual salary with matching contributions made by the Company at the discretion of the Board of Directors. The Company's 401(k) profit-sharing plan expense during fiscal 2000 totaled $76,800.

STOCK-BASED COMPENSATION PLANS

    As discussed in the narrative for Proposal 2 above, the Company's 1994 Stock and Incentive Plan provides for the grant or award to regular full-time employees (including officers and directors who are not officers) of stock options, stock appreciation rights, restricted stock, restricted stock units and other performance awards, which may be denominated in shares of Common Stock or other securities of the Company. The 1994 Plan also provides for the grant of awards in respect of a limited number of shares to the Company's non-employee Directors. At present, the maximum number of shares of Common Stock with respect to which awards may be granted at any time under the 1994 Plan is 872,500, of which options for 112,480 shares have been granted and exercised and options for 687,020 shares have been granted and remain outstanding (i.e., have not lapsed, been cancelled or expired) as of June 2, 2000, leaving only 73,000 available for future award under the Plan as of that date. If Amendment No. 4 to the Plan as set forth above is approved, an additional 300,000 shares would become available for award under the 1994 Plan, bringing the total number of shares available for future award under the Plan (as of June 2, 2000) to 373,000. No awards may be made under the 1994 Plan after April 12, 2004.

    In addition to the 1994 Stock and Incentive Plan, the Company maintains the 1984 Employee Incentive Stock Option Plan, which originally provided for the grant of options to acquire up to an aggregate of 401,250 shares of Common Stock. As of June 2, 2000, options to acquire 50,400 shares remained outstanding under the 1984 Plan, all of which were fully exercisable and all of which had an exercise price of $12.00 per share. No additional shares are available for award under the 1984 Plan.

    The Compensation Committee retains broad authority to determine the terms and conditions applicable to options granted under the stock-based compensation plans, including vesting requirements. It is currently anticipated that, at the time of grant, options granted under the Company's stock based compensation plans will generally include terms providing that they will vest and become exercisable based upon the length of the recipient's employment with the Company following the date of grant, without regard to other factors. This is consistent with actions recently taken by the Compensation Committee in directing further evaluation of its proposal that all outstanding options under the plans be adjusted to provide for vesting based only upon the length of the recipient's employment following the date of grant.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                          ------------------------------------------------------------------     VALUE AT ASSUMED
                            NUMBER OF       PERCENT OF                                         ANNUAL RATE OF STOCK
                            SECURITIES     TOTAL OPTIONS                                        PRICE APPRECIATION
                            UNDERLYING      GRANTED TO      EXERCISE OR                             FOR TERM(1)
                             OPTIONS       EMPLOYEES IN      BASE PRICE                        ---------------------
NAME                       GRANTED (#)      FISCAL 2000      ($/SHARE)      EXPIRATION DATE       5%          10%
----                      --------------   -------------   --------------   ----------------   ---------   ---------
Robert B. Barnhill,
  Jr....................      10,000(2)          2.6%         $23.833       April 30, 2009      149,927     379,948
                              10,000(2)          2.6%         $20.750       July 30, 2009       130,495     330,701
                              10,000(2)          2.6%         $17.833       October 29, 2009    112,446     284,961
                              10,000(2)          2.6%         $20.500       January 31, 2010    128,922     326,717
Richard A. Guipe........      32,000(2)          8.2%         $20.750       January 13, 2006    225,826     512,316
Douglas A. Rein.........      50,000(2)         12.8%         $21.625       July 15, 2005       367,818     834,442
Mary Lynn Schwartz......       7,000(2)          1.8%         $21.625       July 15, 2005        51,495     116,822
Robert C. Singer........      50,000(2)         12.8%         $17.000       October 4, 2005     289,085     655,826
Randolph S. Wilgis......      10,000(2)          2.6%         $21.625       July 15, 2005        73,564     166,888
                              16,000(2)          4.1%         $20.750       January 13, 2006    112,913     256,158

--------------------------

(1) Potential Realizable Values are based on an assumption that the stock price of the Common Stock on the date of grant equals the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The actual value, if any, an option holder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the option holder's continued employment through the vesting period. The actual value to be realized by the option holder may be greater or less than the values estimated in this table.

(2) These options, which were issued under the Company's 1994 Stock and Incentive Plan, generally vest over a three-year period commencing on the second anniversary of date of grant, provided that the recipient remains an employee of the Company and subject to such other conditions as the Compensation Committee may impose. To the extent not then exercised, these options generally expire on either the sixth or the tenth anniversary of the date of grant.

    The following table sets forth information with respect to option exercises by and year-end values during fiscal 2000 for the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                    NUMBER OF
                                                                                   SECURITIES
                                                                                   UNDERLYING      VALUE OF UNEXERCISED
                                                                                   UNEXERCISED         IN-THE-MONEY
                                                                                   OPTIONS AT       OPTIONS AT FISCAL
                                                                                 FISCAL YEAR-END         YEAR-END
                                                                                 ---------------   --------------------
                                          SHARES ACQUIRED                         EXERCISABLE/         EXERCISABLE/
NAME                                        ON EXERCISE     VALUE REALIZED (1)    UNEXERCISABLE     UNEXERCISABLE (2)
----                                      ---------------   ------------------   ---------------   --------------------
Robert B. Barnhill, Jr. ................       30,000            222,750         202,400/175,600    $1,834,472/112,568
Richard A. Guipe........................           --                 --              --/ 52,000            --/ 12,160
Douglas A. Rein.........................           --                 --              --/ 50,000            --/    --
Mary Lynn Schwartz......................           --                 --              --/ 52,000            --/ 65,850
Robert C. Singer........................           --                 --              --/ 50,000            --/206,500
Randolph S. Wilgis......................           --                 --           6,600/ 42,400        57,858/ 39,562

--------------------------

(1) The value realized represents the difference between the market value per share of the Company Common Stock on the date of exercise and the per share exercise price, multiplied by the applicable number of shares for which options were exercised.

(2) Value is based on the difference between the per share exercise price and the closing price of the Company's Common Stock on the Nasdaq Stock Market on March 24, 2000 of $21.13 per share, multiplied by the applicable number of shares subject to outstanding options.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING ALL OR ANY PORTIONS OF THIS PROXY STATEMENT, THE FOLLOWING REPORT AND STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Board of Directors has delegated to the Compensation Committee responsibility for developing and administering programs for compensating the Company's executive officers. The entire Board also approves the Committee's compensation recommendations with respect to salaries and bonuses of executive officers. The Committee, which currently consists of Messrs. Shaughnessy, Zifferer and Beletic (none of whom are officers or employees of the Company), believes that the Company's success is attributable in large part to the management and leadership efforts of its executive officers. The Company's management team has substantial experience in the distribution industry in general and the wireless communications industry in particular. Mr. Barnhill, the Chairman of the Board, President and Chief Executive Officer of the Company, has been instrumental in the Company's business success. The Company and the Compensation Committee intend to maintain compensation policies, plans and programs that will attract and retain executive officers who can enhance shareholder value. Generally speaking, the Compensation Committee seeks to use the same policies and guidelines in determining the compensation to be paid to its executive officers as it uses for the Company's other employees and other key contributors to the Company's success.

    The Company has designed a compensation package that will achieve the following principal objectives:

    - provide the Company's executives with total compensation that is sufficiently competitive to attract and retain high-quality people. In general, this involves establishing an individual's base salary in light of that individual's responsibilities, experience, personal performance and contribution to the Company's overall performance. The base salary and performance-based incentives are designed to establish an individual's total compensation at a level that competes favorably with the overall pay levels of comparable companies (i.e., companies comparable in size and with business operations similar to those of the Company) and to reward outstanding performance.

    - link a significant portion of executives' annual compensation to performance-based incentives. This is done primarily by means of the Company's Officers' Value Share Plan and the grant of stock options.

    - provide long-term incentives that are consistent with the Company's strategic goals and the creation of shareholder value. This is done through the grant of stock options.

    - structure the compensation program to be viewed favorably by the Company's shareholders, employees, the financial community, and the general public.

    The Internal Revenue Code places limits on the amount of non-performance-based compensation paid to executive officers that may be deducted by the Company for federal income tax purposes. The Company has structured compensation programs to minimize the portion of any executive compensation that is not deductible for federal income tax purposes.

    The Committee annually reviews each executive officer's compensation, including the compensation levels of the Company's Chairman, President and Chief Executive Officer. When reviewing compensation, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices with respect to salary. The Chief Executive Officer's minimum base salary of $240,000 is determined pursuant to an employment agreement between the Company and the Chief Executive Officer, effective as of April 1994. In August 1999, in recognition of Mr. Barnhill's continued contribution to the overall success of the Company, the Compensation Committee unanimously approved an increase in his base salary to $350,000. Subsequently, in April 2000, largely in recognition of the Company's financial performance, the Compensation Committee unanimously approved a further increase in the base salary of the Chief Executive Officer to $450,000. Salaries for the other executive officers of the Company are established based on the principles discussed with respect to the Chief Executive Officer. The bonuses paid to the Named Executive Officers, including the Chief Executive Officer, are determined pursuant to the Company's Officers' Value Share Plan.

    The Company has also adopted a stock compensation program for the Chief Executive Officer. This program provides for quarterly grants to Mr. Barnhill of options to purchase 10,000 shares of Common Stock at an exercise price at least equal to the fair market value of the Common Stock on the date of grant. Accordingly, Mr. Barnhill was granted options during fiscal year 2000 for 40,000 shares at exercise prices ranging from $17.875 to $23.844 per share. Vesting of these options occurs over time and the options have a term of ten years.

    During fiscal 2000, the Committee also granted options to purchase 222,000 shares of Common Stock to executive officers other than Mr. Barnhill. The awards made to the other executive officers also were granted to provide further incentives to increase shareholder value and were deemed by the Committee to be appropriate in light of the officers' expected contributions to the Company's performance. The Committee has noted that revenues have increased by an average of 23% annually from fiscal 1993 to fiscal 2000, with net income increasing by an average of 54% annually from fiscal 1993 to fiscal 2000. The Committee intends to continue to recommend stock-based compensation awards as a significant part of the Company's overall compensation program.

                                          Respectfully,
                                          John D. Beletic
                                          Dennis J. Shaughnessy
                                          Morton F. Zifferer, Jr.

                       PERFORMANCE MEASUREMENT COMPARISON

    The chart set forth below shows the value of an investment of $100 on September 28, 1994 in each of the Company's Common Stock, the Russell 2000 index and a peer group index for the period September 28, 1994 to March 31, 2000. All values assume reinvestment of the pre-tax value of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               VALUE OF INVESTMENT OF $100 ON SEPTEMBER 28, 1994

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         TESSCO  RUSSELL 2000  PEERS
9/29/98  100.00        100.00  100.00
1/1/99   136.46         98.41  128.22
4/1/99   145.83        102.50  132.45
7/1/99   151.04        111.49  143.96
10/1/99  216.67        122.00  160.50
1/1/00   237.50        123.42  146.88
4/1/00   239.58        130.02  153.03
7/1/00   304.17        136.25  156.67
10/1/00  347.92        136.16  165.00
1/1/01   306.25        142.54  210.87
4/1/01   154.17        137.17  180.53
7/1/01   180.21        155.81  252.75
10/1/01  231.25        178.39  336.11
1/1/02   150.00        171.78  213.00
4/1/02   144.79        188.95  257.12
7/1/02   164.58        179.79  224.16
10/1/02  171.88        142.92  123.10
1/1/03   189.58        165.86  216.98
4/1/03   176.04        156.30  119.47
7/1/03   179.17        179.91  157.10
10/1/03  141.67        167.96  165.93
1/1/04   155.21        198.41  244.98
4/1/04   171.88        211.91  237.35

    The peer group consists of the following companies engaged in retail and/or wholesale product distribution: Fastenal Co.; Cellstar Corporation; Brightpoint, Inc.; Andrew Corporation; until 1998, Viking Office Products Inc.; and until 1999, Micro Warehouse, Inc. All of these companies, except for Viking Office Products, Inc. and Micro Warehouse, Inc., were publicly traded as of March 26, 2000.

    Subsequent to 1998, Viking Office Products, Inc. is not included in the peer group because its stock was then acquired by Office Depot, Inc. and ceased to be publicly traded. Subsequent to 1999, Micro Warehouse, Inc. is not included in the peer group because its stock was then acquired by Bridgeport Holding, Inc. and ceased to be publicly traded. Continuing to include Viking and Micro Warehouse in the peer group for prior years is immaterial to the presentation of the return of the peer group as a whole.

                             ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    Any shareholder proposal intended for inclusion in the proxy material for the 2001 Annual Meeting of Shareholders must be received in writing by the Company, at the address set forth on the first page of this Proxy Statement, on or before February 15, 2001. Any such proposal will be subject to Exchange Act Rule 14a-8.

    If a shareholder intends to submit a proposal at the 2001 annual meeting that is not eligible for inclusion in the proxy statement and proxy, the shareholder must do so no later than May 2, 2001. If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when the proposal is raised at the 2001 annual meeting.

OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON RECEIVING THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 26, 2000. WRITTEN REQUESTS FOR A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO MARY LYNN SCHWARTZ, SECRETARY, 11126 MCCORMICK ROAD, HUNT VALLEY, MARYLAND 21031.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          Mary Lynn Schwartz
                                          Corporate Secretary

June 15, 2000

                        TESSCO TECHNOLOGIES INCORPORATED

                  ANNUAL MEETING OF SHAREHOLDERS, JULY 20, 2000
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT B. BARNHILL, JR. and ROBERT C. SINGER, and each of them, with full power of substitution to each, as proxy, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of TESSCO Technologies Incorporated to be held Thursday, July 20, 2000 at 10:00 a.m., at the corporate headquarters of the Company, located at 11126 McCormick Road, Hunt Valley, Maryland 21031, and at any adjournment or postponement thereof:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES INDICATED AND "FOR" THE OTHER PROPOSALS.

The Board of Directors recommends a vote "FOR ALL NOMINEES" in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.

Proposal 1:   To elect two (2) directors for a three (3) year term ending at the Annual Meeting of Shareholders to be held in 2003 and until their respective successors are duly elected and qualify.

/ /  FOR ALL NOMINEES listed below (except marked to the contrary below)

/ /  WITHHOLD AUTHORITY TO VOTE for all nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike the name of the nominee(s) in the list below.

NOMINEES:

                                 John D. Beletic
                             Morton F. Zifferer, Jr.

Proposal 2:   To approve an amendment to the Company's 1994 Stock and
Incentive Plan increasing by 300,000 the number of shares with respect to which awards may be granted at any time under the Plan.

             FOR                    AGAINST              ABSTAIN
             / /                      / /                  / /

Proposal 3:   To ratify the appointment of Arthur Andersen LLP as the
Company's independent public accountants.

             FOR                    AGAINST              ABSTAIN
             / /                      / /                  / /

4. The proxies named herein are hereby authorized to vote in their discretion upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

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Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or postponement thereof.

(Please sign exactly as your name appears hereon. Executors, administrators, guardians, officers signing for corporations, trustees and attorneys should give full tile. For joint owners, both owners should sign.)

Date:___________________, 2000

________________________(SEAL)

________________________(SEAL)

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States.